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                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

                                 EXHIBIT II

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                  ----------------------------------------


                               Six Months Ended            Three Months Ended
                                   April 30,                     April 30,
                              1 9 9 9      1 9 9 8         1 9 9 9      1 9 9 8
                              -------      -------         -------      -------
Basic earnings:
  Net loss                 $ (209,704)   $ (193,411)    $   (9,347)    $(160,365)

Shares:
  Weighted common shares
    outstanding             2,141,801     2,117,053      2,141,801      2,122,331
  Warrants to consultants          --            --             --             --
  Employee stock options           --            --             --             --
  Consultant stock options         --            --             --             --
                            ---------     ---------      ---------      ---------

Total weighted shares
    outstanding             2,141,801     2,117,053      2,141,801      2,122,331
                            ---------     ---------      ---------      ---------

Primary earnings per
    common share           $     (.10)   $     (.09)    $       --     $     (.08)
                           ==========    ==========     ==========     ==========

Diluted earnings:
  Net loss                 $ (209,704)   $ (193,411)    $   (9,347)    $ (160,365)

Shares:
  Weighted common shares
    outstanding             2,141,801     2,117,053      2,141,801      2,122,331
  Warrants to consultants          --            --             --             --
  Employee stock options           --            --             --             --
  Consultant stock options         --            --             --             --
                            ---------     ---------      ---------      ---------

Total weighted shares
    outstanding             2,141,801     2,117,053      2,141,801      2,112,331
                            ---------     ---------      ---------      ---------

Diluted earnings per
    common share           $     (.10)   $     (.09)    $       --     $     (.08)
                           ==========    ==========     ==========     ==========




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